EXHIBIT 10.31

QUALCOMM INCORPORATED
2006 Long-Term Incentive Plan
Executive Performance Stock Unit Award
Grant Notice

Qualcomm Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”), hereby grants to you, the Participant named below, a Performance Stock Unit Award (the “Award”) subject to all of the terms and conditions as set forth in this Executive Performance Stock Unit Award Grant Notice (“Grant Notice”), the Executive Performance Stock Unit Award Agreement (the “Agreement”), which is attached hereto, and the Plan, all of which are incorporated herein in their entirety. A copy of the Plan can be obtained from the Stock Administration website, located on the Company’s internal webpage, or you may request a hard copy from the Stock Administration Department.

Participant: «First_Name» «Last_Name»                Grant No.: «Number»

Emp #: «ID»	Date of Grant: «Date_of_Grant»
Target Relative Total Shareholder Return (“RTSR”) Shares: «Target RTSR Shares»
Target Return on Invested Capital (“ROIC”) Shares: «Target ROIC Shares»
Performance Period: March 28, 2016 - March 28, 2019, or such shorter period provided in the Agreement
Vesting Date: «Vesting Date»

Additional Terms/Acknowledgments: You must acknowledge, in the form determined by the Company, receipt of, and represent that you have read, understand, accept and agree to the terms and conditions of, this Grant Notice, the Agreement and the Plan (including, but not limited to, the binding arbitration provision in Section 3.7 of the Plan).

Qualcomm Incorporated

By:
Steven M. Mollenkopf
Chief Executive Officer
Dated: «Date_of_Grant»

Attachment:    Executive Performance Stock Unit Award Agreement (U.S. PSU-EX-A9)

02.16.16                                                U.S. PSU-EX A11